                                                                 Exhibit 23(a)


             Consent of Independent Certified Public Accountants



The Board of Directors
The Travelers Insurance Company:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/KPMG LLP


Hartford, Connecticut
July 10, 2001